Exhibit 99.1
DuPont Reports Second Quarter 2024 Results

•Net Sales of $3.2 billion increased 2%; organic sales flat versus year-ago period
•GAAP Income from continuing operations of $176 million; operating EBITDA of $798 million
•GAAP EPS from continuing operations of $0.40; adjusted EPS of $0.97
•Cash provided by operating activities from continuing operations of $527 million; adjusted free cash flow of $425 million
•Raises full year 2024 guidance for net sales, operating EBITDA and adjusted EPS

WILMINGTON, Del., July 31, 2024 - DuPont (NYSE: DD) announced its financial results(1) for the second quarter ended June 30, 2024.

“Our second quarter results reflect continued positive momentum led by further broad-based electronics market recovery, along with sequential improvement within all W&P lines of business, including water and medical packaging end-markets,” said Lori Koch, DuPont Chief Executive Officer. “On a consolidated basis for the quarter, we saw improvement across all key financial metrics including a 14 percent year-over-year increase in adjusted earnings per share. I am very pleased by the continued focus and strong execution of our global team.”

“Earlier this week we announced the closing of the Donatelle acquisition which expands our healthcare offerings through enhanced expertise in medical device markets closely related to the Spectrum business which we purchased last year,” Koch continued. “In addition, we are advancing our strategic priorities and have made progress in planning key actions and milestones related to our previously announced intent to separate our electronics and water businesses.”

Second Quarter 2024 Results(1)

Dollars in millions, unless noted	2Q’24	2Q’23	Change vs. 2Q’23	Organic Sales (2) vs. 2Q’23
Net sales	$3,171	$3,094	2%	—%
GAAP Income from continuing operations	$176	$269	(35)%
Operating EBITDA(2)	$798	$738	8%
Operating EBITDA margin(2) %	25.2%	23.9%	130 bps
GAAP EPS from continuing operations	$0.40	$0.55	(27)%
Adjusted EPS(2)	$0.97	$0.85	14%
Cash provided by operating activities – cont. ops.	$527	$400	32%
Adjusted free cash flow(2)	$425	$277	53%

Net sales
•Net sales increased 2% as a favorable portfolio impact of 4% reflecting the August 2023 Spectrum acquisition was partially offset by a currency headwind of 2%. Organic sales(2) were flat during the quarter as a 2% increase in volume was offset by a 2% decrease in price.
◦Higher volume was driven by broad-based growth in electronics partially offset by year-over-year declines in industrial businesses primarily Water Solutions in China and medical packaging within Safety Solutions.
•8% organic sales(2) growth in Electronics & Industrial; 6% organic sales(2) decline in Water & Protection; 5% organic sales(2) decline in the retained businesses reported in Corporate.
•3% organic sales(2) growth in Asia Pacific; 2% organic sales(2) decline in U.S. & Canada; 7% organic sales(2) decline in EMEA.

(1) Results and cash flows are presented on a continuing operations basis. See page 5 for further information, including the basis of presentation included in this release.
(2) Organic sales, operating EBITDA, operating EBITDA margin, adjusted EPS, adjusted free cash flow and adjusted free cash flow conversion are non-GAAP measures and only reflect continuing operations. See pages 6-7 for further discussion, including a definition of significant items. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 12 of this communication.
(3) During first quarter 2024, the Company realigned the management and reporting structure of certain product lines within the three E&I lines of business. E&I line of business revenue amounts for historical periods have been recast to conform to the new structure.

GAAP Loss from continuing operations
•GAAP income/GAAP EPS from continuing operations decreased as higher segment earnings and the benefit of a lower share count were more than offset by losses incurred due to debt-related activities during the quarter, an income tax-related charge and lower interest income.

Operating EBITDA(2)
•Operating EBITDA(2) increased as volume gains, lower product costs, savings from restructuring actions and earnings contribution from the Spectrum acquisition were partially offset by higher variable compensation.

Adjusted EPS(2)
•Adjusted EPS(2) increased as higher segment earnings and the benefit of a lower share count were partially offset by lower interest income and a higher tax rate.

Cash provided by operating activities from continuing operations
•Cash provided by operating activities from continuing operations in the quarter of $527 million and capital expenditures of $102 million resulted in adjusted free cash flow(2) of $425 million. Adjusted free cash flow conversion(2) during the quarter was 104%.

Second Quarter 2024 Segment Highlights

Electronics & Industrial

Dollars in millions, unless noted	2Q’24	2Q’23	Change vs. 2Q’23	Organic Sales(2) vs. 2Q’23
Net sales	$1,508	$1,312	15%	8%
Operating EBITDA	$419	$349	20%
Operating EBITDA margin %	27.8%	26.6%	120 bps

Net sales
•Net sales increased 15% as a favorable portfolio impact of 9% primarily reflecting the Spectrum acquisition and organic sales(2) growth of 8% was partially offset by a currency headwind of 2%.
•Organic sales(2) growth of 8% reflected a 10% increase in volume partially offset by a 2% decrease in price.
◦Semiconductor Technologies(3) sales up more than 20% on an organic basis driven by continued semiconductor demand recovery, AI-driven technology ramps as well as higher volume for OLED materials led by new product launches.
◦Interconnect Solutions(3) sales up low-teens on an organic basis driven by mid-teens volume gains reflecting broad-based consumer electronics recovery.
◦Industrial Solutions(3) sales down low-double digits on an organic basis due primarily to ongoing channel inventory destocking for Kalrez® and biopharma markets.

Operating EBITDA
•Operating EBITDA increased driven by year-over-year volume gains and the impact of higher production rates in Semiconductor Technologies and Interconnect Solutions, savings from restructuring actions and the earnings contribution from the Spectrum acquisition, partially offset by the impact of lower volumes in Industrial Solutions and higher variable compensation.

Water & Protection

Dollars in millions, unless noted	2Q’24	2Q’23	Change vs. 2Q’23	Organic Sales(2) vs. 2Q’23
Net sales	$1,391	$1,494	(7)%	(6)%
Operating EBITDA	$344	$368	(7)%
Operating EBITDA margin %	24.7%	24.6%	10 bps

Net sales
•Net sales decreased 7% due to a 6% organic sales(2) decline and a 1% currency headwind. Organic sales(2) decline reflects a 4% decrease in volume and 2% decrease in price.
◦Safety Solutions sales down high-single digits on an organic(2) basis primarily due to volume declines including continued channel inventory destocking for medical packaging products.
◦Water Solutions sales down high-single digits on an organic(2) basis primarily driven by lower volumes resulting from distributor inventory destocking in China.
◦Shelter Solutions sales up low-single digits on an organic(2) basis due to demand improvement in construction markets compared to prior year.

Operating EBITDA
•Operating EBITDA decreased due to lower volumes and higher variable compensation partially offset by the impact of lower product costs and savings from restructuring actions.

Financial Outlook

Dollars in millions, unless noted	3Q’24E	Full Year 2024E
Net sales	~$3,200	$12,400 - $12,500
Operating EBITDA(2)	~$815	$3,060 - $3,110
Adjusted EPS(2)	~$1.03	$3.70 - $3.80

“I am pleased with our team’s continued focus on operational execution and the better-than-expected results delivered during the quarter,” said Antonella Franzen, DuPont Chief Financial Officer. “For the full year 2024, we are raising our financial guidance for net sales, operating EBITDA and adjusted EPS. At the mid-point of our updated guidance ranges, we now estimate net sales of about $12.45 billion, operating EBITDA of about $3.085 billion and adjusted EPS of $3.75 per share.”

“For the third quarter of 2024, we expect a return to year-over-year organic sales growth for DuPont led by E&I with sales and earnings growth expected from W&P beginning in the fourth quarter,” Franzen concluded.

Conference Call
The Company will host a live webcast of its quarterly earnings conference call with investors to discuss its results and business outlook beginning today at 8:00 a.m. ET. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

About DuPont
DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

For further information contact: DuPont Investors: Chris Mecray chris.mecray@dupont.com +1 302-295-5860	Media: Dan Turner daniel.a.turner@dupont.com +1 302-299-7628

DuPontTM and all products, unless otherwise noted, denoted with TM, SM or ® are trademarks, service marks or registered trademarks of affiliates of DuPont de Nemours, Inc.

Overview
On November 1, 2023, DuPont completed the divestiture of the Delrin® acetal homopolymer (H-POM) business to TJC LP, (the “Delrin® Divestiture”). The results of operations for the three and six months ended June 30, 2023 present the financial results of the Delrin® Divestiture as discontinued operations. Unless otherwise indicated, the discussion of results, including the financial measures further discussed below, refers only to DuPont's Continuing Operations and does not include discussion of balances or activity of the Delrin® Divestiture.

Effective as of January 1, 2024, Electronics & Industrial realigned certain product lines that comprise its business units (Industrial Solutions, Interconnect Solutions and Semiconductor Technologies) that are intended to optimize business operations across the segment leading to enhanced value for our customers and cost savings. The realignment did not result in changes to total Electronics and Industrial segment net sales.

On May 22, 2024, DuPont announced a plan to separate the company into three distinct, publicly traded companies. Under the plan, DuPont would execute the proposed separations of its Electronics and Water businesses ("Intended Business Separations") in a tax-free manner to its shareholders leaving DuPont to continue as a diversified industrial company following completion of the separations. DuPont expects to complete the separations within 18 to 24 months of the announcement date. The separation transactions will not require a shareholder vote and are subject to satisfaction of customary conditions, including final approval by DuPont's Board of Directors, receipt of tax opinion from counsel, the filing and effectiveness of Form 10 registration statements with the U.S. Securities and Exchange Commission, applicable regulatory approvals and satisfactory completion of financing. Please refer to the announcement and presentation materials from May 22, 2024, posted to the Investor section of www.dupont.com for more information.

Cautionary Statement about Forward-looking Statements
This communication contains "forward-looking statements" within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "target, "outlook,” “stabilization,” “confident,” “preliminary,” “initial,” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements, including statements regarding outlook, expectations and guidance. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont's control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont's actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the ability of DuPont to effect the separation transactions described above and to meet the conditions related thereto; (ii) the possibility that the separation transactions will not be completed within the anticipated time period or at all; (iii) the possibility that the separation transactions will not achieve their intended benefits; (iv) the impact of the separation transactions on DuPont’s businesses and the risk that the separations may be more difficult, time-consuming or costly than expected, including the impact on DuPont’s resources, systems, procedures and controls, diversion of management’s attention and the impact and possible disruption of existing relationships with customers, suppliers, employees and other business counterparties; (v) the possibility of disruption, including disputes, litigation or unanticipated costs, in connection with the separation transactions; (vi) the uncertainty of the expected financial performance of DuPont or the separated companies following completion of the separation transactions; (vii) negative effects of the announcement or pendency of the separation transactions on the market price of DuPont’s securities and/or on the financial performance of DuPont; (viii) the ability to achieve anticipated capital structures in connection with the separation transactions, including the future availability of credit and factors that may affect such availability; (ix) the ability to achieve anticipated credit ratings in connection with the separation transactions; (x) the ability to achieve anticipated tax treatments in connection with the separation transactions and completed and future, if any, divestitures, mergers, acquisitions and other portfolio changes and the impact of changes in relevant tax and other laws; (xi) risks and uncertainties related to the settlement agreement concerning PFAS liabilities reached June 2023 with plaintiff water utilities by Chemours, Corteva, EIDP and DuPont; (xii) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours, including the outcome of any pending or future litigation related to PFAS or PFOA, including personal injury claims and natural resource damages claims; the extent and cost of ongoing remediation obligations and potential future remediation obligations; changes in laws and regulations applicable to PFAS chemicals; (xiii) indemnification of certain legacy liabilities; (xiv) the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the separation transactions and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; (xv) the risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs from, among other events, pandemics and responsive actions; (xvi) timing and recovery from demand declines in consumer-facing markets, including in China; (xvii) adverse changes in worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions; and other factors beyond DuPont's control, including inflation, recession, military conflicts, natural and other disasters or weather-related events, that impact the operations of the company, its customers and/or its suppliers; (xviii) the ability to offset increases in cost of inputs, including raw materials, energy and logistics; (xix) the risks associated with demand and market conditions in the semiconductor industry and associated end markets, including from continuing or expanding trade disputes or restrictions, including on exports to China of U.S.-regulated products and technology; (xx) the risks, including ability to achieve, and costs associated with DuPont’s sustainability strategy, including the actual conduct of the company’s activities and results thereof, and the development, implementation, achievement or continuation of any goal, program, policy or initiative discussed or expected; (xxi) other risks to DuPont's business and operations, including the risk of impairment; (xxii) the possibility that the Company may fail to realize the anticipated benefits of the $1 billion share repurchase program announced on February 6, 2024 and that the program may be suspended, discontinued or not completed prior to its termination on June 30, 2025; and (xxiii) other risk factors discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures
Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

This communication includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP, and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to U.S. GAAP are provided in the Selected Financial Information and Non-GAAP Measures starting on page 12 and in the Reconciliation to Non-GAAP Measures on the Investors section of the Company's website. Non-GAAP measures included in this communication are defined below. The Company has not provided forward-looking U.S. GAAP financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of certain future events. These events include, among others, the impact of portfolio changes, including asset sales, mergers, acquisitions, and divestitures; contingent liabilities related to litigation, environmental and indemnifications matters; impairments and discrete tax items. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP results for the guidance period.

Indirect costs, such as those related to corporate and shared service functions previously allocated to the Delrin® Divestiture, do not meet the criteria for discontinued operations and were reported within continuing operations in the respective prior periods. A portion of these historical indirect costs include costs related to activities the Company is undertaking on behalf of Delrin® and for which it is reimbursed (“Future Reimbursable Indirect Costs”). Future Reimbursable Indirect Costs are reported within continuing operations but are excluded from operating EBITDA as defined below. The remaining portion of these indirect costs is not subject to future reimbursement (“Stranded Costs”). Stranded Costs are reported within continuing operations in Corporate & Other and are included within Operating EBITDA.

Adjusted Earnings (formerly referred to as “Adjusted results”) is defined as income from continuing operations excluding the after-tax impact of significant items, after-tax impact of amortization expense of intangibles, the after-tax impact of non-operating pension / other post employment benefits (“OPEB”) credits / costs and Future Reimbursable Indirect Costs. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS, as well as the denominator in Adjusted Free Cash Flow Conversion.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted. Management estimates amortization expense in 2024 associated with intangibles to be about $600 million on a pre-tax basis, or approximately $1.08 per share.

The Company's measure of profit/loss for segment reporting purposes is Operating EBITDA as this is the manner in which the Company's chief operating decision maker ("CODM") assesses performance and allocates resources. The Company defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, excluding Future Reimbursable Indirect Costs, and adjusted for significant items. Reconciliations of these measures are provided on the following pages.

Operating EBITDA Margin is defined as Operating EBITDA divided by Net Sales.

Incremental Margin is the change in Operating EBITDA divided by the change in Net Sales for the applicable period.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio.

Non-GAAP Financial Measures (continued)
Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity. As a result, Adjusted Free Cash Flow represents cash that is available to the Company, after investing in its asset base, to fund obligations using the Company’s primary source of liquidity, cash provided by operating activities from continuing operations. Management believes Adjusted Free Cash Flow, even though it may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. Management notes that there were no exclusions for items that are unusual in nature and/or infrequent in occurrence for the three and six-month periods ended June 30, 2024 and June 30, 2023.

Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow divided by Adjusted Earnings. Management uses Adjusted Free Cash Flow Conversion as an indicator of our ability to convert earnings to cash.

The Company will present supplemental non-GAAP financial measures beginning in the third quarter of 2024. Management believes the Intended Business Separations represent a significant transformational change for the Company and the impact of transaction cost payments associated with the separations are expected to be material to the Company’s financial statements. Management believes the supplemental non-GAAP financial measures Transaction Adjusted Free Cash Flow and Transaction Adjusted Free Cash Flow Conversion (each defined below) will provide an integral view of information on the Company's underlying business performance during this period of transformational change. Management believes Transaction Adjusted Free Cash Flow, which may be defined differently from other companies, is useful to investors, analysts and others to evaluate the Company’s cash flow and financial performance, and it is an integral measure used in the Company’s financial planning process. These non-GAAP financial measures are not intended to represent residual cash flow for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Transaction Adjusted Free Cash Flow is defined as cash provided by/used for operating activities from continuing operations less capital expenditures, transaction cost payments associated with the Intended Business Separations and excluding the impact of cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business liquidity.

Transaction Adjusted Free Cash Flow Conversion is defined as Adjusted Free Cash Flow excluding transaction costs associated with the Intended Business Separations divided by Adjusted Earnings.

DuPont de Nemours, Inc.
Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$3,171	$3,094	$6,102	$6,112
Cost of sales	1,996	2,030	3,914	4,013
Research and development expenses	134	125	259	252
Selling, general and administrative expenses	418	358	802	698
Amortization of intangibles	151	146	300	293
Restructuring and asset related charges - net	8	17	47	31
Acquisition, integration and separation costs	5	6	8	6
Equity in earnings of nonconsolidated affiliates	23	14	35	29
Sundry income (expense) - net	(87)	28	(49)	57
Interest expense	99	98	195	193
Income from continuing operations before income taxes	$296	$356	$563	$712
Provision for income taxes on continuing operations	120	87	204	170
Income from continuing operations, net of tax	$176	$269	$359	$542
Income (loss) from discontinued operations, net of tax	9	(386)	23	(394)
Net income (loss)	$185	$(117)	$382	$148
Net income attributable to noncontrolling interests	7	14	15	22
Net income (loss) available for DuPont common stockholders	$178	$(131)	$367	$126

Per common share data:
Earnings per common share from continuing operations - basic	$0.40	$0.56	$0.82	$1.13
Earnings (loss) per common share from discontinued operations - basic	0.02	(0.84)	0.05	(0.86)
Earnings (loss) per common share - basic	$0.43	$(0.29)	$0.87	$0.27
Earnings per common share from continuing operations - diluted	$0.40	$0.55	$0.82	$1.13
Earnings (loss) per common share from discontinued operations - diluted	0.02	(0.84)	0.05	(0.86)
Earnings (loss) per common share - diluted	$0.42	$(0.28)	$0.87	$0.27

Weighted-average common shares outstanding - basic	417.8	459.2	420.3	459.0
Weighted-average common shares outstanding - diluted	419.3	460.3	421.6	460.2

DuPont de Nemours, Inc.
Consolidated Balance Sheets

In millions, except share amounts (Unaudited)	June 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$1,503	$2,392
Restricted cash and cash equivalents	6	411
Accounts and notes receivable - net	2,313	2,370
Inventories	2,164	2,147
Prepaid and other current assets	177	194
Total current assets	$6,163	$7,514
Property, plant and equipment - net of accumulated depreciation (June 30, 2024 - $5,047; December 31, 2023 - $4,841)	5,699	5,884
Other Assets
Goodwill	16,558	16,720
Other intangible assets	5,477	5,814
Investments and noncurrent receivables	1,112	1,071
Deferred income tax assets	281	312
Deferred charges and other assets	1,263	1,237
Total other assets	$24,691	$25,154
Total Assets	$36,553	$38,552
Liabilities and Equity
Current Liabilities
Accounts payable	1,655	1,675
Income taxes payable	158	154
Accrued and other current liabilities	973	1,269
Total current liabilities	$2,786	$3,098
Long-Term Debt	7,168	7,800
Other Noncurrent Liabilities
Deferred income tax liabilities	1,045	1,130
Pension and other post-employment benefits - noncurrent	536	565
Other noncurrent obligations	1,254	1,234
Total other noncurrent liabilities	$2,835	$2,929
Total Liabilities	$12,789	$13,827
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2024: 417,477,709 shares; 2023: 430,110,140 shares)	4	4
Additional paid-in capital	48,019	48,059
Accumulated deficit	(23,414)	(22,874)
Accumulated other comprehensive loss	(1,274)	(910)
Total DuPont stockholders' equity	$23,335	$24,279
Noncontrolling interests	429	446
Total equity	$23,764	$24,725
Total Liabilities and Equity	$36,553	$38,552

DuPont de Nemours, Inc.
Consolidated Statement of Cash Flows

In millions (Unaudited)	Six Months Ended June 30,
	2024	2023
Operating Activities
Net income	$382	$148
Income (loss) from discontinued operations	23	(394)
Net income from continuing operations	$359	$542
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	589	559
Credit for deferred income tax and other tax related items	(65)	(25)
Earnings of nonconsolidated affiliates in excess of dividends received	(29)	(21)
Net periodic pension benefit costs	5	15
Periodic benefit plan contributions	(38)	(35)
Net gain on sales of assets, businesses and investments	(2)	(8)
Restructuring and asset related charges - net	47	31
Loss on debt extinguishment	74	—
Other net loss	77	70
Changes in assets and liabilities, net of effects of acquired and divested companies:
Accounts and notes receivable	(152)	86
Inventories	(45)	(35)
Accounts payable	124	(125)
Other assets and liabilities, net	76	(249)
Cash provided by operating activities - continuing operations	$1,020	$805
Investing Activities
Capital expenditures	(309)	(355)
Proceeds from sales of property and businesses, net of cash divested	5	—
Acquisitions of property and businesses, net of cash acquired	(8)	—
Purchases of investments	—	(32)
Proceeds from sales and maturities of investments	—	1,334
Other investing activities, net	10	4
Cash (used for) provided by investing activities - continuing operations	$(302)	$951
Financing Activities
Payments on long-term debt	(687)	—
Purchases of common stock and forward contracts	(500)	—
Proceeds from issuance of Company stock	18	12
Employee taxes paid for share-based payment arrangements	(24)	(24)
Distributions to noncontrolling interests	(20)	(34)
Dividends paid to stockholders	(317)	(330)
Other financing activities, net	(1)	(1)
Cash used for financing activities - continuing operations	$(1,531)	$(377)
Cash Flows from Discontinued Operations
Cash used for operations - discontinued operations	(439)	(107)
Cash used for investing activities - discontinued operations	—	(19)
Cash used in discontinued operations	$(439)	$(126)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(42)	(29)
(Decrease) increase in cash, cash equivalents and restricted cash	$(1,294)	$1,224
Cash, cash equivalents and restricted cash from continuing operations, beginning of period	2,803	3,772
Cash, cash equivalents and restricted cash from discontinued operations, beginning of period	—	—
Cash, cash equivalents and restricted cash at beginning of period	$2,803	$3,772
Cash, cash equivalents and restricted cash from continuing operations, end of period	1,509	4,996
Cash, cash equivalents and restricted cash from discontinued operations, end of period	—	—
Cash, cash equivalents and restricted cash at end of period	$1,509	$4,996

DuPont de Nemours, Inc.
Net Sales by Segment and Geographic Region

Net Sales by Segment and Geographic Region	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Electronics & Industrial	$1,508	$1,312	$2,873	$2,608
Water & Protection	1,391	1,494	2,682	2,943
Corporate & Other [1]	272	288	547	561
Total	$3,171	$3,094	$6,102	$6,112
U.S. & Canada	$1,127	$1,045	$2,180	$2,068
EMEA [2]	550	585	1,094	1,167
Asia Pacific [3]	1,368	1,350	2,584	2,643
Latin America	126	114	244	234
Total	$3,171	$3,094	$6,102	$6,112

Net Sales Variance by Segment and Geographic Region	Three Months Ended June 30, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(2)%	10%	8%	(2)%	9%	15%
Water & Protection	(2)	(4)	(6)	(1)	—	(7)
Corporate & Other [1]	(1)	(4)	(5)	(1)	—	(6)
Total	(2)%	2%	—%	(2)%	4%	2%
U.S. & Canada	(1)%	(1)%	(2)%	—%	10%	8%
EMEA[2]	(2)	(5)	(7)	—	1	(6)
Asia Pacific [3]	(3)	6	3	(3)	1	1
Latin America	(2)	7	5	—	6	11
Total	(2)%	2%	—%	(2)%	4%	2%

Net Sales Variance by Segment and Geographic Region	Six Months Ended June 30, 2024
	Local Price & Product Mix	Volume	Total Organic	Currency	Portfolio / Other	Total
Percent change from prior year (Unaudited)
Electronics & Industrial	(2)%	5%	3%	(2)%	9%	10%
Water & Protection	(1)	(7)	(8)	(1)	—	(9)
Corporate & Other [1]	(2)	—	(2)	—	—	(2)
Total	(1)%	(2)%	(3)%	(1)%	4%	—%
U.S. & Canada	(1)%	(4)%	(5)%	—%	10%	5%
EMEA[2]	(2)	(6)	(8)	1	1	(6)
Asia Pacific [3]	(2)	2	—	(2)	—	(2)
Latin America	—	(1)	(1)	—	5	4
Total	(1)%	(2)%	(3)%	(1)%	4%	—%
1.Net Sales within Corporate & Other reflect the Retained Businesses which include the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses.
2.Europe, Middle East and Africa.
3.Net sales attributed to China, for the three months ended June 30, 2024 and 2023 were $614 million and $581 million, respectively, while for the six months ended months ended June 30, 2024 and 2023 net sales attributed to China were $1,129 million and $1,106 million respectively.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Operating EBITDA by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Electronics & Industrial	$419	$349	$793	$711
Water & Protection	344	368	639	712
Corporate & Other [1]	35	21	48	29
Total	$798	$738	$1,480	$1,452
1. In addition to corporate expenses, Corporate & Other includes activities of the Retained Businesses which include the Auto Adhesives & Fluids, MultibaseTM and Tedlar® businesses.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Electronics & Industrial	$13	$3	$23	$8
Water & Protection	8	11	17	21
Corporate & Other [1]	2	—	(5)	—
Total equity earnings included in operating EBITDA (GAAP)	$23	$14	$35	$29
1. Corporate & Other includes the equity interest acquired in the Delrin® Divestiture transaction.

Reconciliation of "Income from continuing operations, net of tax" to "Operating EBITDA"	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Income from continuing operations, net of tax (GAAP)	$176	$269	$359	$542
+ Provision for income taxes on continuing operations	120	87	204	170
Income from continuing operations before income taxes	$296	$356	$563	$712
+ Depreciation and amortization	298	282	589	559
'- Interest income [1]	21	52	41	98
+ Interest expense	99	98	195	193
'- Non-operating pension/OPEB benefit (costs) credits [1]	3	(2)	10	(4)
'- Foreign exchange (losses) gains, net [1]	(4)	(28)	—	(48)
+ Future reimbursable indirect costs	—	2	—	4
- Significant items charge	(125)	(22)	(184)	(30)
Operating EBITDA (non-GAAP)	$798	$738	$1,480	$1,452
1.Included in "Sundry income (expense) - net."

Reconciliation of "Cash provided by operating activities - continuing operations" to "Adjusted free cash flow" [1] and calculation of "Adjusted free cash flow conversion"	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024	Jun 30, 2023
Cash provided by operating activities (GAAP) [2] - continuing operations	$527	$400	$1,020	$805
Capital expenditures	(102)	(123)	(309)	(355)
Adjusted free cash flow (non-GAAP)	$425	$277	$711	$450
Adjusted earnings (non-GAAP) [3]	$408	$391	$742	$779
Adjusted free cash flow conversion (non-GAAP)	104%	71%	96%	58%
1.Adjusted Free Cash Flow is calculated on a continuing operations basis for all periods presented. Refer to the definitions of Non-GAAP metrics on pages 6-7 for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities - continuing operations" for the six month periods noted.
3.Refer to pages 13-14 for the Non-GAAP reconciliations of Net income from continuing operations available for DuPont common stockholders to Adjusted Earnings (Non-GAAP).

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Three Months Ended June 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$296	$169	$0.40
Less: Significant items
Acquisition, integration & separation costs [4]	(5)	(4)	(0.01)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(8)	(5)	(0.01)	Restructuring and asset related charges - net
Inventory write-offs [6]	1	—	—	Cost of sales
Loss on debt extinguishment [7]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market loss [8]	(39)	(30)	(0.07)	Sundry income (expense) - net
Income tax items [9]	—	(29)	(0.07)	Provision for income taxes on continuing operations
Total significant items	$(125)	$(125)	$(0.30)
Less: Amortization of intangibles	(151)	(116)	(0.28)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	3	2	0.01	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$569	$408	$0.97

Significant Items Impacting Results for the Three Months Ended June 30, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported earnings (GAAP)	$356	$255	$0.55
Less: Significant items
Acquisition, integration & separation costs [10]	(6)	(5)	(0.01)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(17)	(13)	(0.03)	Restructuring and asset related charges - net
Gain on divestiture [11]	1	1	—	Sundry income (expense) - net
Income tax items	—	(1)	—	Provision for income taxes on continuing operations
Total significant items	$(22)	$(18)	$(0.04)
Less: Amortization of intangibles	(146)	(114)	(0.26)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(2)	(2)	—	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(2)	(2)	—	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$528	$391	$0.85
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to the Spectrum acquisition and the Intended Business Separations.
5.Includes restructuring actions and asset related charges.
6.Reflects an adjustment to raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.
8.Includes the mark to market adjustment related to certain interest rate swaps.
9.Reflects the impact of an international tax audit.
10.Acquisition, integration and separation costs related to the Spectrum acquisition.
11.Reflects post-closing adjustments related to previously divested businesses.

DuPont de Nemours, Inc.
Selected Financial Information and Non-GAAP Measures

Significant Items Impacting Results for the Six Months Ended June 30, 2024
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$563	$344	$0.82
Less: Significant items
Acquisition, integration and separation costs [4]	(8)	(6)	(0.02)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(47)	(34)	(0.08)	Restructuring and asset related charges - net
Inventory write-offs [6]	(24)	(19)	(0.04)	Cost of sales
Loss on debt extinguishment [7]	(74)	(57)	(0.14)	Sundry income (expense) - net
Interest rate swap mark-to-market loss [8]	(39)	(30)	(0.07)	Sundry income (expense) - net
Income tax items [9]	8	(29)	(0.07)	Sundry income (expense) - net; Provision for income taxes on continuing operations
Total significant items	$(184)	$(175)	$(0.42)
Less: Amortization of intangibles	(300)	(231)	(0.54)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	10	8	0.02	Sundry income (expense) - net
Adjusted earnings (non-GAAP)	$1,037	$742	$1.76

Significant Items Impacting Results for the Six Months Ended June 30, 2023
In millions, except per share amounts (Unaudited)	Pretax [1]	Net Income [2]	EPS [3]	Income Statement Classification
Reported results (GAAP)	$712	$520	$1.13
Less: Significant items
Acquisition, integration and separation costs [10]	(6)	(5)	(0.01)	Acquisition, integration and separation costs
Restructuring and asset related charges - net [5]	(31)	(24)	(0.05)	Restructuring and asset related charges - net
Gain on divestiture [11]	7	6	0.01	Sundry income (expense) - net
Income tax items	—	(1)	—	Provision for income taxes on continuing operations
Total significant items	$(30)	$(24)	$(0.05)
Less: Amortization of intangibles	(293)	(229)	(0.49)	Amortization of intangibles
Less: Non-op pension / OPEB benefit costs	(4)	(3)	(0.01)	Sundry income (expense) - net
Less: Future reimbursable indirect costs	(4)	(3)	(0.01)	Selling, general and administrative expenses
Adjusted earnings (non-GAAP)	$1,043	$779	$1.69
1.Income (loss) from continuing operations before income taxes.
2.Net income (loss) from continuing operations available for DuPont common stockholders. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
3.Earnings (loss) per common share from continuing operations - diluted.
4.Acquisition, integration and separation costs related to Spectrum acquisition and the Intended Business Separations.
5.Includes restructuring actions and asset related charges.
6.Reflects net raw material inventory write-offs recorded in “Cost of Sales” in connection with restructuring actions related to plant line closures within the Water & Protection segment.
7.Reflects the loss on extinguishment of debt related to the partial redemption of the 2038 notes.
8.Includes the mark to market adjustment related to certain interest rate swaps.
9.Reflects the impact of an international tax audit.
10.Acquisition, integration and separation costs related to Spectrum acquisition.
11.Reflects post-closing adjustments related to previously divested businesses.